UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 1, 2003

NETWORKS ASSOCIATES, INC.

(Exact Name of Registrant as specified in charter)

Commission File Number 0-20558

Delaware	77-0316593
(State or other jurisdiction of	I.R.S. Employer Identification Number
incorporation)

3965 Freedom Circle
Santa Clara, California	95054
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 988-3832

Item 7. Financial Statements and Exhibits.

99.1	Historical revenue by product family

99.2	Condensed Consolidated Statement of Operations for the three months ended March 31, June 30, September 30 and December 31, 2003, and the year ended December 31, 2003;

Pro Forma Statement of Operations for the three months ended March 31, June 30, September 30 and December 31, 2003, and the year ended December 31, 2003; and

Reconciliation of Pro Forma Statement of Operations to the Condensed Consolidated Statement of Operations for the three months ended March 31, June 30, September 30 and December 31, 2003, and the year ended December 31, 2003.

Item 12. Results of Operations and Financial Condition.

     On December 1, 2003 Networks Associates, Inc. (the “Registrant”) filed on Form 8-K, among other items, its product family data for the past 7 quarters. On March 9, 2004 the Registrant filed a Form 8-K announcing corrections to its previously filed or announced quarterly and full year 2003 financial information resulting in an increase in the Registrant’s 2003 revenue. This Form 8-K/A is being filed to supply corrected product family data for the past 4 quarters. The product family data for 2002 is unchanged from that previously reported.

In addition, immediately upon the filing of this report, the Registrant intends to post the following documents on its web site at www.networkassociates.com:

1.	Condensed Consolidated Statement of Operations for the three months ended March 31, June 30, September 30 and December 31, 2003, and the year ended December 31, 2003;

2.	Pro Forma Statement of Operations for the three months ended March 31, June 30, September 30 and December 31, 2003, and the year ended December 31, 2003; and

3.	Reconciliation of Pro Forma Statement of Operations to the Condensed Consolidated Statement of Operations for the three months ended March 31, June 30, September 30 and December 31, 2003, and the year ended December 31, 2003.

     Copies of these documents are attached hereto as Exhibit 99.2 and are hereby furnished and not filed. Unless expressly incorporated into a filing of the Registrant under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, made after the date hereof, the information contained herein shall not be incorporated by reference into any filing of the Registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETWORKS ASSOCIATES, INC.
Dated: March 12, 2004	By:	/s/ Stephen C. Richards
Stephen C. Richards
Chief Operating Officer and Chief Financial Officer

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